UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2007
Date of Report (Date of earliest event reported)

INPLAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15069	88-0308867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13845 North Northsight Boulevard
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 586-3300
(Registrant’s telephone number, including area code)

234 South Extension Road
Mesa, Arizona 85210
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 24, 2007, the Registrant appointed Ramesh Ramchandani as President of the Company. He will continue his role as Chief Operating Officer.

Mr. Ramchandani, 43, joined InPlay in 2006 as Vice President, InPlay and Chief Operating Officer, MagicPoint division. He was promoted to Chief Operating Officer of the Company in June 2007. Ramchandani joined InPlay from AMI Semiconductor where he was vice president and general manager of the Mixed-Signal ASSP Division. Prior to AMI, Ramchandani was executive vice president for ZiLOG, Inc., responsible for directing all activities of the company’s business units including sales, marketing and application engineering. From 2000 to 2004, Ramchandani was vice president and general manager for ON Semiconductor’s Integrated Power Division, responsible for annual revenue in excess of $300 million. Ramchandani holds a B.S. in electrical engineering from San Jose State University and an M.B.A. from Cornell University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit(s)

99.1.	Press release from InPlay Technologies, Inc., dated July 24, 2007, entitled “InPlay Technologies Names Ramesh Ramchandani President”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc.
(Registrant)

Date: July 24, 2007	By:	/s/ Steven P. Hanson
Steven P. Hanson
Chief Executive Officer,
(Principal Executive Officer)